                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

                                                     JURISDICTION OF
NAME                                                  INCORPORATION
----                                                 ---------------
Merisel Canada, Inc. ............................     Canada
MIFINCO, Inc. ...................................     Delaware
Softsel Foreign Sales Corporation ...............     U.S. Virgin Islands
Merisel Americas, Inc. ..........................     Delaware
Merisel Europe, Inc. ............................     Delaware
Merisel FAB, Inc. ...............................     Delaware
Merisel Asia, Inc. ..............................     Delaware
Merisel Information Services, Inc. ..............     Delaware
Merisel Licensing, Inc. .........................     Delaware
Merisel Properties, Inc. ........................     Delaware
Merisel Capital Funding, Inc. ...................     Delaware